EXHIBIT 10.19
                                     AMENDED

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and effective as of the 1st day of June, 1997, by and between Elcom International, Inc., a Delaware corporation with its principal place of business at 10 Oceana Way, Norwood, Massachusetts 02062 ("Elcom" or the "Company"), and Robert J. Crowell, currently residing at 115 Walpole Street, Dover, Massachusetts 02030 (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Executive is considered a key employee of the Company; and

         WHEREAS, the Executive and the Company have entered into an Employment Agreement as of September 20, 1995, which is due soon for renewal and which the parties recognize has become somewhat out of date; and

         WHEREAS, the Company desires to employ Executive consistent with the terms of this Agreement; and

         WHEREAS, it is the desire of the Company and Executive, in order to insure Executive's continued employment with the Company, to further amend the existing employment agreement and for convenience sake, the parties desire to amend and restate the employment agreement in accordance with the terms hereof;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and the Executive agree as follows:

         1. Duties. The Company hereby employs Executive to be Chairman of the Board and Chief Executive Officer of the Company. During the course of his employment, Executive shall have those duties and

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responsibilities,  and the authority,  customarily possessed by the Chairman and
Chief Executive Officer of a major corporation and such additional duties as may be assigned to him from time to time by the Board of Directors of the Company (the "Board") which are consistent with the positions of Chairman and Chief Executive Officer of a major corporation. Nothing in this Agreement shall preclude the Executive from devoting reasonable periods of time to charitable and community activities or the management of his investment assets, provided such activities do not significantly interfere with the performance by the Executive of his duties hereunder. Furthermore, service by the Executive on the boards of other companies shall not be deemed to be a violation of this Agreement, provided such service does not significantly interfere with the confidentiality provisions or performance of his duties hereunder. If the Executive voluntarily relinquishes the title, duties and responsibilities of Chief Executive Officer in writing after request from the Board, in order to function solely as the Chairman of the Board with the title, duties and responsibilities thereof, then Executive shall thereafter still be entitled to all of the same rights, benefits, privileges and protections hereunder.

         2. Salary. During the course of employment, unless modified by the Compensation Committee of the Board (the "Compensation Committee") of the Company, commencing on the date hereof, and continuing thereafter, the Company will pay Executive for his performance of the duties specified herein at an annual base salary of Three Hundred Twenty-Five Thousand Dollars ($325,000.00) per year, subject to review as hereinafter described (the "Base Salary"), payable twice per month or otherwise in accordance with the Company's payment policies for its other executives. On an annual basis commencing in 1998, during the first ninety (90) days of the fiscal year (which should be following the preparation of the Company's annual audited financial statements), the
Compensation   Committee   will  review   Executive's   Base  Salary  and  other
compensation during the period of his employment hereunder and, at the discretion of a majority of the Compensation Committee, they may increase, but not decrease, Executive's Base Salary and other compensation based upon his performance, the generally prevailing industry executive salary scales and total compensation packages, the Company's results of operation, and other relevant factors. It is acknowledged that in the past, Executive has, and in the future, Executive may, enter into temporary arrangements with the Company, and as an accommodation may temporarily reduce the amount of his Base Salary then payable in consideration for other matters and that, except to the extent expressly provided in any

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other such arrangement in a writing signed by Executive, Executive's Base Salary for all other purposes hereunder shall be and remain as established pursuant to this Section 2.

         3. Executive Profit Performance Bonus. The Executive shall continue to be entitled to participate in the Company's Executive Profit Performance Bonus Plan (or similar plan providing benefits no less favorable to the Executive), that is being established by the Company, at a minimum rate of 35% of any bonus pool generated by such Plan, and such Plan, after its adoption shall not be modified, amended or terminated in any way that may have an adverse effect on Executive without his prior written consent.

         4.       Benefits.

                  A. Payment of Compensation. The annual Base Salary described in Section 2 hereof shall be paid throughout the term of this Agreement subject to the following:

                           i. Such compensation shall not terminate, but rather shall be payable to the extent of two times the amount of the Executive's then-applicable annual Base Salary, upon the Executive's death or disability as described in Section 5, A and B hereof, respectively;

                           ii. Such compensation shall terminate upon the Executive's resignation other than for "Good Reason" as described in Section 5, C hereof, or upon the termination of the Executive's employment by the Company "For Cause" as described in Section 5, D hereof; and

                           iii. Such compensation shall not terminate, but rather shall be payable to the extent of two times the amount of the Executive's then applicable annual Base Salary, upon the Executive's resignation for "Good Reason" as described in Section 5, C hereof or upon the termination of the Executive's employment by the Company other than "For Cause" as described in Section 5, D hereof.

                 B. Vacations. During the course of employment, Executive shall be entitled to six (6)weeks vacation per year, without carryover, to be taken at a time or times acceptable to the Executive and otherwise consistent with the terms and conditions of this Agreement.

                  C. Stock Options. Following each annual compensation review date during the term of this Agreement, but no later than July of each year, the Company shall make or cause to be made under its Stock Option

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Plan(s) grants of options to Executive in amounts not less than previous  annual regular grants and commensurate with his position and performance (on terms no less favorable than the terms of options as granted to other executives), taking into account Executive's current salary level and expected performance for the next fiscal year. Such options shall be exercisable within a maximum of one (1) year from the date of grant, unless a different exercise period is requested by Executive and agreed to by the Compensation Committee. To the maximum extent allowable, all such options shall be incentive stock options under the Internal Revenue Code. So long as Executive owns at least 10% of the outstanding stock of the Company, all options which are incentive stock options shall have an exercise price of 110% of the fair market value of the underlying common stock. All other options (including any options granted when Executive no longer owns 10% of the Company's outstanding stock) shall have an exercise price per share equal to the fair market value as of the date of grant. The option grants described herein need not be the exclusive options granted to Executive by the Company under the Stock Option Plan(s) or otherwise.

               D. Additional Compensation.  The Executive shall be eligible to
participate  in  incentive,   profit-sharing, annual cash   bonus,   deferred
compensation, supplemental retirement and any other similar plans maintained by the Company for the benefit of one or more of its executives as determined by the Compensation Committee, and shall be entitled to participate in any other plans (even if only for Executive) deemed appropriate by the Compensation Committee.


               E. Other Executive Fringe Benefits. The Executive shall be included to the extent eligible thereunder (at the expense of the Company, if provided at Company expense for other executives of the Company) under any and all existing plans or arrangements (and any plans or arrangements which may be adopted) providing benefits for its employees, including but not limited to group life insurance, hospitalization, medical, pension, financial services and any and all other similar or comparable benefits at least to the extent they may be in effect for other executives of the Company from time to time during the term of this Agreement.

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                  F.  Level of  Additional  Compensation  and  Fringe  Benefits.
Additional compensation as described in Section 4, D above or other executive fringe benefits as described in Section 4, E above are to be calculated for and awarded to the Executive in at least as beneficial a manner as they are calculated for and awarded to any other executives.

                  Nothing in this Agreement shall adversely affect the rights of the Executive or his beneficiaries under the present or any future retirement, profit-sharing, insurance or other fringe benefit or compensation plans or arrangements which the Company now has or may adopt for its employees, and no rights of the Executive thereunder shall be forfeited by any action set forth in this Agreement unless so provided in such plans or arrangements.

         5.       Termination of Employment.

                  A.       Death.

                           If the Executive shall die during  the term of this
Agreement, the duties of the Company and the Executive, one to the other, under this Agreement shall terminate as of the date of the Executive's death, except
(i) as provided in Section 6 below, and (ii) the death of the Executive shall not adversely affect the rights of his beneficiaries to any benefits under the Company's employee benefit plans or arrangements in which he may be a participant, in accordance with the terms thereof, including, but not limited to those referred to in Section 5, F hereof.

                  B.       Disability.

                           If the Executive shall become "disabled" (as herein
defined) during the term of this Agreement, the duties of the Company and the Executive, one to the other, under this Agreement shall terminate as of the date the Executive is determined to be disabled, except (i)as provided in
Section 6 below,  and (ii) the disability of the Executive shall not adversely
affect his rights  to  any  benefits  under  the Company's   employee  benefit
plans or arrangements in which he may be a participant, in accordance with the provisions thereof, including

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

but not limited to those referred to in Section 5, F hereof. The term "disability" as used in this Agreement shall mean Executive's inability, due to a mental or physical condition, to continue to provide services to the Company substantially consistent with past practice for a period of at least ninety (90) consecutive days, as evidenced by a written certification as to such condition from a physician designated by Executive and reasonably acceptable to the Board of Directors.

                  C.       Resignation.

                  If the Executive voluntarily leaves the employ of the Company during the term of this Agreement for "Good Reason" (as hereafter defined), the duties of the Company and the Executive, one to the other, under this Agreement shall terminate as of the date of the Executive's termination of employment except (i) as provided in Section 6 below, and (ii) the termination of employment by Executive for Good Reason shall not adversely affect his rights to any benefits under the Company's employee benefit plans or arrangements in which he may be a participant, in accordance with the terms thereof, including, but not limited to those referred to in Section 5, F hereof.

                  If the Executive voluntarily leaves the employ of the Company during the term of this Agreement for reasons not constituting "Good Reason", the duties of the Company and the Executive, one to the other, under this Agreement shall terminate as of the date of the Executive's termination of employment, except that such voluntary termination of employment by the Executive shall not adversely affect (i) his rights to any benefits under the Company's employee benefit plans or arrangements in which he may be a participant, in accordance with the provisions thereof, including but not limited to those referred to in Section 5, F hereof or (ii) any pre-existing obligations of the Company to Executive for his benefit, including any accrued but unpaid compensation or benefits.

                  For purposes of this Agreement, "Good Reason" means the occurrence of any reduction in the aggregate direct remuneration of the Executive or any reduction in the position, authority or office of the Executive,

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any reduction in the Executive's  responsibilities  or duties for the Company or any reduction in the Executive's support staff or direct or secondary reports, any pattern of events or circumstances which impedes the Executive in the exercise of his authorities, powers, functions or duties hereunder in the manner in which they would normally be exercised by the Chairman and Chief Executive Officer of a major corporation, any adverse change or reduction in the aggregate Executive benefits, perquisites or fringe benefits provided to the Executive as of the date of this Agreement (provided that any reduction in such aggregate Executive benefits, perquisites or fringe benefits that is required by law or applies generally to all employees of the Company shall not constitute "Good
Reason"  as  defined   hereunder),   a  change  in  the  Executive's   reporting
relationship, any relocation of the Executive's principal place of work with the Company to a place more than twenty-five (25) miles from the current office or the breach or default by the Company of any of its agreements or obligations under any provision of this Agreement. The Executive shall give written notice to the Company on or before the date of termination of employment for Good Reason specifying the reasons for such termination.

                  D.       Termination by Company.

                           The Company may terminate the Executive's employment
at any time, without cause, upon a unanimous vote of the Board of Directors of the Company (the "Board") (with Executive abstaining), subject to providing the benefits herein specified in accordance with the terms hereof. The Company, by action of the Board of Directors, may terminate the Executive's employment at any time "For Cause" (as hereafter defined), in which case, the duties of the Company and the Executive, one to the other, under this Agreement shall terminate as of the date of the Executive's termination of employment, except that such termination of employment of the Executive by the Company "For Cause" shall not adversely affect (i) his rights to any benefits under the Company's employee benefit plans or arrangements in which he may be a participant, in accordance with the provisions thereof, including but not limited to those referred to in Section 5, F hereof or (ii) any pre-existing obligations of the Company to Executive or for his benefit, including any accrued but unpaid compensation or benefits.

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

                  As used herein, the words "For Cause" shall be deemed to mean only the following: (i) commission by the Executive (evidenced by a conviction or written, voluntary and freely given confession) of a criminal act constituting a felony which causes the Company or any affiliated company a substantial detriment; or (ii) acting in material breach or contravention of the non-competition, non-solicitation and non-disclosure covenants set forth in Sections 9, 10 and 11 hereof, which is not cured in all material respects within thirty (30) days after the Board gives written notice thereof to the Executive; or (iii) commission by the Executive, when carrying out the Executive's duties under this Agreement, of acts or the omission of any act, which both: (A) constitute gross negligence or willful misconduct and (B) results in material economic harm to the Company, which is not cured in all material respects within thirty (30) days after the Board gives written notice thereof to the Executive.

                  E.       Notice of Termination.

                           Any termination of the Executive's employment by the
Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto, which shall set forth the effective date of such termination (not earlier than the date of mailing, or delivery by other means, of the notice).

                  F.       Continuation of Executive Benefits.

                           The death, disability or termination of employment of
the Executive, whether or not voluntary, whether or not for "Good Reason" and whether or not "For Cause" shall not result in the loss by the Executive or his beneficiaries of any benefits under any life insurance, death benefit, pension, profit sharing, stock option, medical, deferred compensation, supplemental executive retirement plan or other employee benefit plan or arrangement except as specifically provided for in such plan or arrangement.

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         6.       Compensation Upon Death or Disability of Executive,  Upon
Voluntary Termination for Good Reason or Involuntary Termination Other Than For Cause.

                  If the Executive's employment with the Company shall be terminated, during the term of this Agreement, by the death or disability of the Executive, by the Executive for "Good Reason" or by the Company other than "For Cause", then the Executive shall be entitled to the benefits provided below:

                           i. the Company shall pay the Executive, on a monthly basis and in equal payment amounts, the amount described in Section 4, A, (i) or
                                    (iii) hereof, whichever shall be applicable,
                                    determined  by  reference to his Base Salary
                                    determined  under Section 2 hereof as of the
                                    date  of  his   termination  of  employment,
                                    through the date that is twelve monthly payments thereafter (irrespective of the then-remaining term of the Agreement);

                         ii.       full participation (without  proration)  in
                                   the annual Executive  Profit   Performance
                                   Plan Bonus, or applicable similar plan, for that year if his termination of employment is on or subsequent to March 1 of the respective fiscal year;

                         iii. full participation in any other performance award if the performance measuring period ends within six months following his termination of employment;

                           iv. the choice of exercising all vested stock options up to the longer of (i)one year after his termination of employment, or (ii) the exercise period following such termination provided for in the applicable option agreement, provided that this provision shall not extend the term of his options beyond their terms as initially granted and the Company agrees to cause such exercise to be allowed (including following the request of the Compensation Committee to permit suchexercise) pursuant to the Company's Stock Option Plan(s) or the comparable provision of any future plan or agreement; and

                           v.      the Company shall maintain in full force
                                   and effect, following the cessation of the
                                   Executive's    active  employment  by   the
                                   Company, for  the    Executive's   continued
                                   benefit through the end of the term of
                                   this Agreement, and any period during
                                   which Executive is acting as a consultant to the Company, all employee medical, dental or other fringe benefit plans and arrangements in which he was entitled to participate immediately prior to the date of Notice of Termination as in effect under
                                   Section  4 hereof at the time  of  such
                                   termination, provided that if such continued coverage would jeopardize the tax qualified status of such plan or arrangement with respect to any other employee or the Company, the Company may elect to provide the said benefit on an individual basis or provide cash compensation equivalent to the benefit which otherwise would have been provided, so that the Executive shall suffer no financialloss whatsoever due to such substitution.

                  Except as provided in Section 6 (iv) above, nothing in this Agreement shall be construed as amending any compensation or fringe benefit plan or arrangement of the Company. All rights of the Executive

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under any such plan or arrangement  upon his  termination of employment  must be determined under the terms of such plans or arrangements at the time of the Executive's termination of employment.


         7.       Expenses.

                  The Company shall reimburse Executive for reasonable business expenses incurred by him on behalf of the Company in the performance of his duties as specified herein.

         8.       Term.

                  Subject to the following sentence, this Agreement's term shall begin on the effective date written above and shall terminate three (3) years thereafter; provided, however, that if one party has not notified the other party in writing prior to the date that is two (2) months before the end of the term of this Agreement that such notifying party wishes the Agreement to terminate at the end of such term, then the term of this Agreement automatically shall extend for additional one (1) year terms, subject again to the same automatic extension provisions. Notwithstanding the foregoing, at any time during the sixty (60) day period ending thirty (30) days prior to each anniversary of the effective date written above, Executive shall be entitled to notify the Company that he desires to terminate this Agreement and this Agreement shall terminate upon such respective anniversary date; provided, that, in order to assure the Company that it has access to Executive's significant expertise and knowledge base, within five days thereafter, the Company and the Executive shall enter into a Consulting Agreement providing for Executive's specified availability for a three (3) year period for $125,000 per year, in a form to be mutually agreed within ninety (90) days hereafter, which form shall thereafter be attached hereto as Exhibit A.

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         9.       Noncompetition.

                  Executive agrees that during the thirty-six (36) month period commencing on the date of his cessation of employment with the Company hereunder (the "Noncompetition Period"), he will not, either directly or indirectly, in any capacity whatsoever, (a) compete with the Company by soliciting any customer of the Company by whatever method or (b) operate, control, advise, be employed and/or engaged by, perform any consulting services for, invest in (other than the purchase of no more than 5 percent of the publicly traded securities of a company whose securities are traded on a national stock exchange) or otherwise become associated with, any person, company or other entity who or which, at any time during the Noncompetition Period, competes with the Company. As used above, "compete" is defined as the marketing, distribution or sale of desktop, laptop, notebook or other commonly called "personal computer" equipment, existing software "shrink-wrapped" applications (i.e., in existence as of June 1, 1997), services, peripherals, or accessories in the geographical area in which the Company maintains offices, sales agents, has customers or otherwise conducts business; provided; however, that "competes" shall not mean the involvement in any of the following: (i) a company with less than 10% of its revenues for any fiscal year during the Non-competition Period from any of the foregoing defined "competitive" activities, or (ii) a company with a primary purpose of marketing and developing its own software that otherwise does not exceed the threshold in subclause (i), if such threshold was thirty percent (30%), or (iii) any entity which has annualized revenues (at the time Executive commences, or were to commence, his relationship with such entity) of less than $3 million. The Executive further expressly represents and understands that if Executive's employment is terminated, this Agreement will prohibit the Executive from future employment with all major companies that compete with the Company, as defined in this Agreement, and as such, will constrain some of the Executive's overall possibilities for future employment. By Executive's signature to this Agreement, Executive expressly represents that his training, education and background are such that his ability to earn a living shall not be impaired by the restriction in this Agreement.

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         10.      Nondisclosure.

                  Executive agrees at all times to hold as secret and confidential (unless disclosure is required pursuant to court order, subpoena, in a governmental proceeding, arbitration, or pursuant to other requirement of law) any and all knowledge, technical information, business information, developments, trade secrets and confidences of the Company or its business, including, without limitation, (a) information or business secrets relating to the products, customers, business, conduct or operations of the Company or any of its respective clients, customers, consultants or licensees; and (b) any of the Company's customer lists, pricing and purchasing information or policies (collectively, "Confidential Information"), of which he has acquired knowledge during or after his employment with the Company, to the extent that such matters
(i) have not previously been made public or are not thereafter  made public,  or
(ii) do not otherwise become available to Executive, in either case, via a source not bound by any confidentiality obligations to the Company. The phrase "made public" as used in this Agreement shall apply to matters within the domain of the general public or the Company's industry. Executive agrees not to use, directly or indirectly, such knowledge for his own benefit or for the benefit of others and/or disclose any of such Confidential Information without prior written consent of the Company. At the cessation of employment with the Company, the Executive agrees to promptly return to the Company any and all written Confidential Information received from the Company which relates in any way to any of the foregoing items covered in this paragraph and to destroy any transcripts or copies the Executive may have of such Information unless an alternative method of disposition is approved by the Company.

         11.      Nonsolicitation/Noninterference.

                  Executive agrees that during the two (2) year period commencing on the date of his cessation of employment with the Company (the "Nonsolicitation Period"), he will not at any time, without prior written consent of the Company, directly or indirectly solicit, induce, or attempt to solicit or induce any employee, former employee (as herein defined), agent, consultant, or other representative or associate of the Company for the purpose of providing employment opportunities or to terminate such individual's relationship with the Company. Executive

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

further covenants and agrees that, during the Nonsolicitation Period, he will not, without the prior written consent of the Company, directly or indirectly, induce or attempt to induce any actual or prospective customers or suppliers of the Company to terminate, alter or change its relationship with the Company or otherwise interfere with any relationship between the Company and any of its actual or prospective suppliers or customers. A "former employee" shall mean any person who was employed by the Company at any time during the one (1) year period prior to Executive's cessation of employment with the Company.

         12.      Intellectual Property Assignment.

                  Executive agrees that all ideas, improvements, computer programs, code, or flowcharts, inventions, and discoveries that are directly related to the business of the Company either as previously conducted or as conducted at any time during Executive's employment, that Executive may have made or that Executive may make or conceive, alone or jointly with others, prior to or during Executive's employment with the Company shall be the sole property of the Company, and Executive agrees:

                           (a)     to promptly disclose any such ideas,
                                   improvements, inventions, and discoveries to the Company; and

                           (b)     to treat such ideas, improvements,
                                   inventions, and discoveries as the trade secrets of the Company; and

                           (c) not to disclose such ideas, improvements, inventions, and discoveries to anyone, both during and after Executive's employment with the Company, without the Company's prior written approval.

Executive hereby assigns all of Executive's right, title and interest, in and to any such ideas, improvements, inventions, or discoveries, including any potential patent rights and any additional rights conferred by law upon Executive as the author, designer, or inventor thereof, to (a) vest full title in the idea, improvement, invention, or discovery in the Company, and (b) to enable the Company to seek, maintain or enforce patent or other protection thereon anywhere in the world.

         Executive agrees that the Company is the author (owner) of any work of authorship or copyrightable work ("Work") created by Executive, in whole or in part, during Executive's employment by the Company and directly relating to the business of the Company as previously conducted or as conducted at any time during Executive's employment. Executive acknowledges that each writing and other literary Work , each drawing and other pictorial and/or graphic Work and any audio-visual Work, created by Executive, in whole or in part, and directly relating to his position or responsibilities with the Company has been prepared by Executive for the Company as a Work for hire. Executive agrees that in the event that such Work is not considered Work for hire, Executive hereby assigns all copyright and any other rights conferred in law unto Executive in and to such Work to the Company. Executive agrees that at the request of the Company, Executive will execute any documents deemed necessary by the Company to (a) vest full title to the Work in the Company, and (b) enable the Company to register, maintain, or enforce copyrights in the Work anywhere in the world. Executive will treat any such Work as the trade secrets of the Company and will not disclose it to anyone both during and after Executive's employment by the Company, without the Company's prior written approval.

                  Executive recognizes that the ideas, improvements, inventions, discoveries and Works directly relating to Executive's activities while working for the Company and conceived or made by him, alone or with others, within one
(1) year after termination of Executive's employment may have been conceived in significant part while employed by the Company. Accordingly, Executive agrees that such ideas, improvements, inventions, discoveries and Works, if directly related to any of the business activities or computer software or software development processes of the Company, shall be presumed to have been conceived during Executive's employment with the Company and shall be and hereby are assigned in accordance with the foregoing provisions, unless Executive receives prior written consent from the Company otherwise.

         13.      Severability; Certain Exclusions.

                  In the event that Sections 9, 10, 11, or 12 (the "Restrictive Covenants") hereof shall be found by a court of competent jurisdiction to be invalid or unenforceable as written as a matter of law, the parties hereto agree that such court(s) may exercise its discretion in reforming such provision(s) to the end that Executive shall be subject to noncompetition, nondisclosure, nonsolicitation/noninterference, and intellectual property assignment covenants that are reasonable under the circumstances and enforceable by the Company.

                  Notwithstanding any other provision contained in this Agreement, none of the Restrictive Covenants contained in Sections 9, 10 or 12 hereof shall be binding on, be applicable to, or shall limit the Executive in connection with any relationship that he may have or develop with any entity that, at the time of his cessation of employment with the Company, was a licensee of the Company (and/or any of its affiliates, including a licensee of the technology of its Elcom Systems, Inc. subsidiary) or is an affiliate of the Company (hereafter, "Related Entities"). Further, the covenants contained in
Section 11 hereof shall not be binding on or be applicable to the Executive in connection with any relationship that he has or may develop with a Related Entity, more than 10% of the equity (represented by the right to vote in the election of directors or similar governing body) of which was beneficially owned by the Company or any of its affiliates, at any of the following times: (i) at the time that a license agreement, if any, was entered into by the Company or any of its affiliates, (ii) at the time of Executive's cessation of employment with the Company, and/or (iii) at such subsequent time as the activity under
Section 11 is undertaken.

         14.      Acknowledgment.

                  Executive specifically acknowledges that the covenants set forth herein restricting competition, disclosure, solicitation/interference and ownership of intellectual property are reasonable, appropriate, and necessary as to duration, scope, and geographic area in view of the nature of the relationship between Executive and the Company and the investment by the Company of significant time and resources in the training, development, and employment of Executive. Executive warrants and represents that in the event that any of the restrictions set forth in these covenants become operative, he will be able to engage in other activities for the purpose of earning a livelihood, and shall not be impaired by these restrictions.

                  Executive further acknowledges that the remedy at law for any breach of these covenants, including monetary damages to which the Company may be entitled, will be inadequate and that the Company, its successors and/or assigns, shall be entitled to injunctive relief against any breach without bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights or remedies which the Company may have for any such breach.

         15.      Limitation of Payment.

                  Notwithstanding anything in this Agreement to the contrary, if receipt of any of the benefits hereunder would subject the Executive to tax under Section 4999 of the Internal Revenue Code of 1986, as amended (or similar successor statute) (hereafter "Section 4999"), the Company shall promptly pay to the Executive a "gross up" amount that would allow the Executive to receive the net after-tax amount he would have received but for the application of said
Section 4999 to any payments hereunder, including any payments made pursuant to this Section 15.

         16.      Governing Law.

                  This Agreement shall be governed and performed in accordance with, and only to the extent permitted by, the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within such Commonwealth of Massachusetts.

         17.      Assignment.

                  This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns. If substantially all the assets of the Company are sold or otherwise transferred to another corporation or party, it shall be a condition to such sale or transfer that the transferee agrees to expressly assume the obligations hereunder such that the provision of this Agreement shall be binding upon and inure to the benefit of the corporation to which such assets shall be sold or transferred, and this provision shall apply in the event of any subsequent sale or transfer. Neither the Company nor Executive shall assign this Agreement without the prior written consent of the other party hereto.

         18.      Entire Agreement; Amendments; Waivers.

                  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and replaces or supersedes any previous agreements on such subject matter, including any and all prior employment agreements between Executive and Catalink Direct, Inc. and/or any other affiliate of the Company. It may not be changed orally, but only by agreement, in writing, signed by each of the parties hereto. The terms or covenants of this Agreement may be waived only by a written instrument specifically referring to this Agreement, executed by the party waiving compliance. Any such waiver, amendment or modification on behalf of the Company, unless otherwise specified herein, may be authorized either by a simple majority of the Board (excluding Executive for all purposes) or a majority of the Compensation Committee members. The failure of the Company at any time, or from time to time, to require performance of any of Executive's obligations under this Agreement shall in no manner affect the Company's right to enforce any provision of this Agreement at a subsequent time; and the waiver by the Company of any right arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.

         19.      Headings.

                  The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         20.      Counterparts.

                  This Agreement may be executed in multiple counterparts each of which shall be deemed an original but all of which together shall constitute one and the same document.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                                ELCOM INTERNATIONAL, INC.
                                                "Elcom"

Date:  June 1, 1997
                                                /s/ William W. Smith
                                                -------------------------------
                                                William W. Smith, Vice Chairman



                                                ROBERT J. CROWELL
                                                "Executive"

Date:  June 1, 1997
                                                /s/ Robert J. Crowell
                                               -----------------------------
                                                Robert J. Crowell